UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2015

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in the Company’s press release dated February 2, 2015, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, on February 2, 2015, the Company announced the retirement of its Senior Vice President, Chief Financial Officer and Treasurer Harry J. Cynkus. In addition, the Company has selected Eddie Northen to succeed Mr. Cynkus effective May 1, after a smooth transition has been effected.

Prior to joining Rollins, Inc., Mr. Northen held the role of Vice President of International Finance & Accounting – Global Business Services for UPS, and CFO of UPS’ Asia Pacific Region based in Hong Kong.  Mr. Northen also served as Vice President of Finance in the company’s Pacific and West Regions for UPS.

Upon his assumption of the role of Chief Financial Officer, we expect Mr. Northen will participate in the Company’s compensation program upon terms commensurate with other executive officers of the Company.

There are no family relationships existing between Mr. Northen and any executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Northen or any member of his immediate family had or will have an interest.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release Dated February 2, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: February 3, 2015	By:	/s/ Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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